UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1 Hershey Drive Smiths Falls, ON, K7A 0A8 www.canopygrowth.com (855) 558 -9333 EVERY VOTE MATTERS Annual General & Special Meeting of Shareholders October 23, 2026 I Canopy Growth Corporation In order for your vote to count, it must be received no later than 9:00 a.m. (ET) on October 23, 2026 Please see reverse side for further instructions Please take a moment to vote. Your participation as a Shareholder is important to us. This document tells you how to vote

1 Hershey Drive Smiths Falls, ON, K7A 0A8 www.canopygrowth.com (855) 558 -9333 YOUR VOTE MATTERS IMPORTANT — YOUR VOTE HAS NOT YET BEEN RECEIVED Please read this notice and vote today using the enclosed Voting Instruction Form. Annual General and Special Meeting of Shareholders ◆ Canopy Growth Corporation ◆ ◆ To be Reconvened on October 23, 2026 ◆ 1:00 p.m. (ET) ◆ VOTE BY 9:00 A.M. (ET) ON OCTOBER 23, 2026 Your Voting Instruction Form must be received by this time for your vote to count. Dear Shareholder, The meeting originally scheduled for September 25th was adjourned due to lack of quorum. Our records show your shares have not yet been voted. Your vote is needed to reach quorum and avoid a further adjournment, which would result in additional costs to Canopy Growth Corporation. Please take a few minutes to vote your shares. If you hold more than one account, please ensure that you vote all your Voting Instruction Forms. Your vote matters! In order for your vote to count, it must be received no later than 9:00 a.m. (ET) on October 23, 2026 by one of the following methods: Questions about voting or about the meeting? Contact Canopy Growth Corporation’s Proxy Solicitation Agent, Morrow Sodali (Canada) Ltd. (“Sodali & Co”), toll-free at 1-833-830-8205.